Exhibit 10.1 Voting Agreement


                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made as of January 27, 2006, by and among WILLIAM DATO, an individual ("Dato"), CHINA DIRECT TRADING CORPORATION, a Florida corporation (the "Corporation"), and HOWARD ULLMAN, an individual ("Shareholder").

                                    RECITALS

A. The Corporation, Dato and Complete Power Solutions, LLC, a Florida limited liability company ("CPS"), are parties to a certain Purchase Agreement of even date herewith ("Purchase Agreement") pursuant to which, among other things, the Corporation will acquire a fifty-one percent (51%) membership interest in CPS.

B. One of the conditions to the purchase of such membership interest is the execution of a voting agreement relating to the election of Dato as a member of the Corporation's board of directors (the "Board of Directors).

C. Shareholder owns a majority of the shares of voting stock of the Corporation and is its President, Chief Executive Officer and Chairman of the Board.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. ELECTION OF DATO TO THE BOARD OF DIRECTORS. Shareholder shall vote his Shares to elect Dato to the Board of Directors.

         SECTION 2. TRANSFER RESTRICTIONS. Shareholder agrees not to transfer any of his Shares to any transferee unless as a condition to such transfer the transferee agrees to be bound by the terms of this Agreement applicable to Shareholder, other than a transfer of shares pursuant to sale made over the counter and not for the purposes of avoiding the restrictions on transfer set forth herein.

         SECTION 3. DURATION OF AGREEMENT. The rights and obligations of the Corporation and Shareholder under this Agreement shall terminate in the event that (a) Dato owns less than a twenty percent (20%) member interest in CPS or
(b) the Corporation owns less than a ten percent (10%) member interest in CPS.

         SECTION 4.        MISCELLANEOUS.

         (a) Entire Agreement. This Agreement constitutes the entire final agreement among the parties with respect to the subject matter hereof and supersedes any and all other agreements, if any, among the parties both oral and written concerning the subject matter hereof.

         (b) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except as otherwise expressly provided herein, if any person shall acquire any Share in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and, by taking and holding such Shares, such person shall be deemed conclusively to have agreed to be bound by and to perform all of the terms of this Agreement.

         (c) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Florida, without regard to its conflict of law principles, and any proceeding arising between the parties hereto in any manner pertaining or relating to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

         (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

         (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (f) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service or three days following deposit with the United States Post Office, by registered air mail (for international mail) or certified mail (for domestic mail), postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advanced written notice to the other parties.

         (g) Attorneys' Fees. If any party hereto is required to engage in litigation or other legal proceeding against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of his, hers or its rights under this Agreement, and such litigation or proceeding results in a final judgment or ruling in favor of such party ("Prevailing Party"), then the parties or party hereto against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending his, her or its rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees and all court costs and other expenses incurred throughout all negotiations, proceedings, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

         (h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto. The waiver by any of the parties of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any prior or subsequent breach or violation, and the waiver by any of the parties to exercise any right or remedy which he, she or it may possess under this Agreement shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         (i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

         (j) Specific Performance. Shareholder acknowledges and agrees that the Shares are unique and are not freely transferable and for those reasons, among others, Dato would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that in addition to any other remedy to which Dato may be entitled at law or in equity, Dato shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and, specifically, to enforce the terms and provisions of this Agreement in any action instituted in any court of competent jurisdiction.

         (k) Construction. This Agreement shall be interpreted and construed without regard to any rule or presumption requiring that this Agreement be interpreted or construed against the party causing this Agreement to be drafted.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           CHINA DIRECT TRADING CORPORATION:

                           CHINA DIRECT TRADING CORPORATION,
                              a Florida corporation


                           By:__________________________________
                                Howard Ullman, CEO and President
                                Address:
                                10400 Griffin Road #109
                                Cooper City, FL  33328
                                Attention:  Mr. Howard Ullman, President

                           WILLIAM DATO:


                           --------------------------------------
                                William Dato, individually
                                Address:
                                4100 North Powerline Road
                                Suite 0-3
                                Pompano Beach, Florida 33073

                                            SHAREHOLDER:

                           --------------------------------------
                                Howard Ullman, individually
                                Address:
                                c/o China Direct Trading Corporation
                                10400 Griffin Road #109
                              Cooper City, FL 33328

                                   SCHEDULE A

                           SHAREHOLDER STOCK OWNERSHIP

                  SHAREHOLDER                        NO. OF SHARES

1.       Howard Ullman - 308,996,091 shares